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                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 19th day of August, 2003, by and between BULL RUN CORPORATION, a Georgia corporation ("Seller"), and GRAY TELEVISION, INC., a Georgia corporation ("Purchaser").

                                   WITNESSETH:


         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, One Million Seventeen Thousand Six Hundred Forty-Seven (1,017,647) shares of no par value per share, Class A Common Stock of Gray Television, Inc. ("Gray"), and Eleven Thousand Seven Hundred Fifty (11,750) shares of no par value per share, Common Stock of Gray (together, the "Shares"), on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  SALE OF SHARES

         1.1 PURCHASE AND SALE OF SHARES OF GRAY. On the terms and subject to the conditions set forth herein, Purchaser hereby purchases, accepts and acquires the Shares from Seller, and Seller hereby sells, transfers, conveys, assigns and delivers the Shares to Purchaser.

         1.2 PURCHASE PRICE. The purchase price for the Shares (the "Purchase Price") is Sixteen and 95/100 Dollars ($16.95) per share with the aggregate amount to be paid by Purchaser to Seller equal to Seventeen Million Four Hundred Forty-Eight Thousand Two Hundred Seventy-Nine and 15/100 Dollars ($17,448,279.15), payable by wire transfer to Seller.

2.  REPRESENTATIONS AND WARRANTIES OF SELLER

         2.1 OWNERSHIP OF THE SHARES. Seller hereby represents, warrants, covenants and agrees with and to Purchaser that Seller hereby transfers the Shares to Purchaser free and clear of any and all liens, restrictions, claims, equities, options, charges, rights of first refusal, encumbrances, preemptive or similar rights, or other restrictions whatsoever.

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3.  DELIVERABLES

         3.1      DELIVERY BY SELLER.

         (a) Seller shall deliver to Purchaser the stock certificate evidencing the Shares, with stock powers duly executed by the appropriate officers of the Seller so that the Shares may be duly registered in Purchaser's name.

         (b) Prior to the consummation of the purchase of the Shares by the Purchaser, J. Mack Robinson or his affiliates shall have purchased from Seller One Million (1,000,000) shares of Gray's Class A Common Stock for a purchase price of $16.95 per share. Seller shall deliver to Purchaser evidence of the completion of Mr. Robinson's (or his affiliates') purchase of such shares, prior to the consummation of the purchase of the Shares by the Purchaser.

         3.2 DELIVERY BY PURCHASER. Concurrent with the execution hereof, Purchaser shall deliver the Purchase Price by wire transfer to.

                  [Account information intentionally left blank]

4.  MISCELLANEOUS

         4.1 ENTIRE AGREEMENT. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         4.2 SUCCESSORS AND ASSIGNS. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Neither Seller nor Purchaser may assign its rights, duties or obligations hereunder or any part thereof to any other person or entity without the prior written consent of the other party hereto.

         4.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         4.4 HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         4.5 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

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         4.6      GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

         4.7 NO THIRD-PARTY BENEFICIARIES. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the day and year first above written.

"Seller"

                                BULL RUN CORPORATION

                                By:      /s/ Frederick J.  Erickson
                                         --------------------------
                                Name:     Frederick J. Erickson
                                Title:    Vice President - Finance,
                                          Chief Financial Officer, Treasurer
                                          and Assistant Secretary

                                "Purchaser"

                                GRAY TELEVISION, INC.

                                By:      /s/ James C. Ryan
                                         -----------------
                                Name:     James C. Ryan
                                Title:    Senior Vice President
                                          and Chief Financial Officer